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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 12, 1998

                                 FORCENERGY INC
             (Exact name of registrant as specified in its charter)

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


               Delaware                                0-26444                                65-0429338
    (State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
    incorporation or organization)

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                         2730 S.W. 3rd Avenue, Suite 800
                            Miami, Florida 33129-2356
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (305) 853-8500
                         (Registrant's telephone number,
                              including area code)



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ITEM 5.           OTHER EVENTS.

         On November 12, 1998, Forcenergy Inc (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with certain affiliates of Madison Dearborn Partners, Inc. and Oaktree Capital Management, LLC (collectively, the "Purchasers"). The Purchase Agreement provides that, subject to certain conditions, the Company will initially issue (the "Initial Issuance") to the Purchasers 840,000 shares of 8% Cumulative Convertible Preferred Stock with a liquidation value of $50.00 per share (the "Preferred Stock").

         Each share of Preferred Stock will be convertible at any time at the option of the holder into 5.68182 shares of the Company's common stock (the "Common Stock") (a conversion price of $8.80 per share of Common Stock), subject to customary antidilution protections. Dividends accruing on the Preferred Stock will be paid in shares of Common Stock on or prior to December 31, 2001, and thereafter will be payable in Common Stock, cash or a combination thereof. Subject to the satisfaction of certain conditions, the Preferred Stock will be redeemable at the option of the Company at any time after three years from the date of the Initial Issuance by the issuance of Common Stock, cash or a combination thereof. Holders of Preferred Stock will be entitled to require the Company to convert shares of Preferred Stock into shares of Common Stock equal to the liquidation value, plus the applicable redemption premium upon certain changes of control or insolvency events; provided, the Company, at its option, may redeem such shares in cash in lieu of the issuance of Common Stock.

         Promptly following the Initial Issuance, the Company is required by the Purchase Agreement to conduct a rights offering (the "Rights Offering") in which the Company will distribute to each holder of record of the Company's Common Stock and Preferred Stock (including the Purchasers), as of a date to be specified by the Board of Directors, transferable rights (the "Rights") to purchase at a price of $50.00 per share, a pro rata portion (proportional to each such holder's ownership of Common Stock on an "as if converted" basis) of approximately 2,160,000 shares of Preferred Stock to be offered in the Rights Offering. Pursuant to the Purchase Agreement, each Right is expected to carry the right to subscribe at the $50.00 subscription price for additional shares of Preferred Stock for which the other holders of Rights did not subscribe through the exercise of their subscription privilege. The Purchasers have agreed, subject to certain conditions, (i) to exercise their subscription privilege in full in the Rights Offering, (ii) not to exercise any oversubscription privileges in the Rights Offering and (iii) to acquire upon consummation of the Rights Offering all of the shares of Preferred Stock not subscribed for by other holders pursuant to either their subscription or oversubscription privileges, provided that they will not be required to purchase an amount of Preferred Stock that would trigger a "change of control" under the terms of any of the Company's outstanding indebtedness.

         The shares of Preferred Stock to be issued to the Purchasers in the Initial Issuance will be convertible into an aggregate of approximately 4.8 million shares of Common Stock, representing approximately 16.2% of the Company's pro forma shares of Common Stock outstanding. Assuming consummation of both the Initial Issuance and the Rights Offering and the sale of all of the shares of Preferred Stock offered therein, the Preferred Stock issued will be convertible into an aggregate of 17.0 million shares of Common Stock, representing approximately 40.8% of the Company's pro forma shares of Common Stock outstanding.

         Pursuant to the Purchase Agreement, the Company and the Purchasers have agreed to enter into an agreement (the "Shareholders Agreement") at the time of the Initial Issuance pursuant to which, among other things, (i) the Company will grant to the Purchasers and their designated transferees certain registration rights with respect to the shares of Preferred Stock and Common Stock held by them, (ii) the size of the Company's Board of Directors will be set at eight and the Company will grant to the Purchasers, but not their transferees, the right to designate three directors (subject to reduction in the event the Purchasers' holdings of Preferred Stock and shares of Common Stock fall below certain thresholds to be set forth in the Shareholders Agreement) and (iii) the Company will grant to the Purchasers, but not their transferees, for so long as the Purchasers continue to own at least 25% of their original investment (including any shares acquired in the Rights Offering) and at least 10% of the Company's shares of issued and outstanding Common Stock, the right to approve, among other things, (a) the consummation of certain material transactions, (b) the incurrence of certain indebtedness, (c) the payment in certain circumstances of dividends on, or redemptions of, securities ranking junior to the Preferred Stock, (d) the adoption of the Company's annual capital budget and (e) the appointment of any successor to the Company's chief executive officer.


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         In order that the Company  will have a  sufficient  number of shares of
Common Stock authorized to consummate the Rights Offering, the Company has called a Special Meeting of Stockholders of the Company to be held January 5, 1999 to approve and adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50 million to 100 million and to increase the number of authorized shares of the Company's Preferred Stock from five million to ten million.

         This report is neither an offer to sell nor a solicitation of an offer to purchase any Rights, shares of Common Stock or shares of Preferred Stock, and any offering of securities of the Company described herein will be made only by means of a prospectus.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.                                 Description
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99.1                    Press Release, dated  November 12, 1998, of
                        Forcenergy Inc announcing execution of Stock
                        Purchase Agreement and prospective sale of 8% Cumulative Convertible Preferred Stock contemplated thereby.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FORCENERGY INC


Date: November 16, 1998
                                                 By: /s/ E. Joseph Grady
                                                     ----------------------
                                                     E. Joseph Grady
                                                     Vice President, Treasurer
                                                     and Chief Financial Officer


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